STANDARD FORM OF LOFT LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 18th day of March in the year 2010, between Big Greene Eagle, Inc at 110 Greene St N.Y. N.Y. 10012 by Managing Member of Big Greene, LLC

party of the first part, hereinafter referred to as OWNER, and Golden Empire, LLC 18th Hearthstone Terrace Livingston N.J.

party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner Space Known as Suite 403 Exhibit A in the building known as The Soho Building 110 Greene Street New York, N.Y. 10012 in the Borough of Manhattan, City of New York, for the term of Five Years

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of April in the year 2010, and to end on the 31st day of March in the year 2015, and both dates inclusive, at the annual rental rate of See Rider

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first See Rider monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for General Office use

provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the demised premises by Owner, at Tenant's expense.

Repairs: 4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from Tenant's conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire

Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire, and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same.(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes, ducts, and conduits in and through the demised premises, and to erect new pipes, ducts, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or

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Rider to be added if necessary

incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder.

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is" on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

Security: 32. Tenant has deposited with Owner the sum of $ 17,017.68 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions: 33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Directory Board Listing: 39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:

____

Witness for Tenant:

____

Big Greene Eagle, Inc. by Big Greene, LLC — CORP. SEAL

R. Anthony Goldman- President — [L.S]

Golden Empire, LLC — CORP. SEAL

Greg Cohen - President

ACKNOWLEDGEMENT

STATE OF NEW YORK,

ss.:

COUNTY OF

On the ______ day of ______________ in the year______, before me, the undersigned, a Notary Public in and for said State, personally appeared____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____

NOTARY PUBLIC

IMPORTANT -- PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closest and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substance shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown substances from the demised premises, any dirt or other substance into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 14, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address

Premises

TO

STANDARD FORM OF

Loft Lease

The Real Estate Board of New York, Inc.

Dated 18th March **in the year** 2010

Rent Per Year

Rent Per Month

Term
From
To

Drawn by Zack Tagani
Checked by
Entered by
Approved by Zack Tagani

Company: Goldman Properties S/N: PCF5-14320
Provided by: Zack Tagani

- Rider Attached to and forming a Part of Lease dated as of 18th , day of March, 2010 between Big Greene LLC, as Landlord, (The Manager of Big Greene LLC and the entity which acts on its behalf is Big Greene Eagle, Inc.) and Golden Empire, LLC as Tenant the located space at 110 Greene Street New York, N.Y. 10012. As per Exhibit "A" Suite 403

Note: No pets are allowed in the space or in the building at any time for any reason.

37. Rent: The Rent rate for the premises which shall be paid in monthly installments, in advance on the first day of each month shall be as follows:

Note: New Rent Will Commence on April 1st, 2010.

Term Year	Annual Base	Monthly Base	PSF	Mo. Electricity Expense	Monthly Total
4/1/2010-3/31/2011	$61,545.60	$5,128.80	$42.74	$240.00	$5,368.80
4/1/2011-3/31/2012	$63,360.00	$5,280.00	$44.00	$249.60	$5,529.60
4/1/2012-3/31/2013	$65,232.00	$5,436.00	$45.30	$259.58	$5,695.58
4/1/2013-3/31/2014	$67,147.20	$5,595.60	$46.63	$269.97	$5,865.57
4/1/2014-3/31/2015	$69,134.40	$5,761.20	$48.01	$280.77	$6,041.97

38. RIDER PREVAILS. In the event of any conflict between the provisions of the printed portion of this Lease and this Rider, their terms and conditions of this rider shall supersede and prevail over the printed terms and conditions.

39. RENT. Tenant shall pay to Landlord annual "Rent" payable in equal monthly installments in advance, on the First day of each and every month during this Lease Term (except that the rent for the first month of the Lease Term shall be due and payable immediately upon the execution and delivery of this Lease and shall be applied against the first due monthly installment of Rent).

40. AIR CONDITIONING: Included in the Rent.

41. ELECTRICITY: Included in the Rent.

41. LANDLORD'S WORK:
    - See Work Letter Exhibit B

43. CLEANING SERVICES & TRASH COLLECTION: Tenant shall obtain and pay for cleaning services. Landlord shall collect and dispose of normal office rubbish at its sole cost and expense. Landlord to be responsible at its sole cost and expense for cleaning the common areas of the building.

44. All costs, expense and other charges and payment which Tenant assumes or agrees to pay pursuant to this Lease shall be deemed "Additional Rent" and, in the event of non-payment thereof, Landlord shall have all the rights and remedies herein provided for in case of non-payment of Base Rent. It is further understood and agreed that Tenant's payments of Additional Rent shall not be deemed payments of Base Rent as the term is construed relative to governmental wage and price controls or analogous governmental action affecting the amount of rent which Landlord may charge Tenant.

Tenant promises to pay to Landlord Base Rent and Additional Rent (collectively referred to as "Rent") promptly when due and payable, at the office of Landlord or at such other place as Landlord may designate by notice to Tenant, without demand therefore and without any abatement, deduction or set-off whatsoever. All rent shall be paid in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

45. In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest. Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

46. LIABILITY INSURANCE. Tenant covenants to provide on or before the commencement date of the term hereof and keep in force during a comprehensive policy for the benefit of Landlord and Tenant a comprehensive policy of liability insurance naming Landlord as additional insured as Big Greene Eagle, Inc., Big Greene LLC, R. Anthony Goldman, Goldman Properties USA Inc., and Goldman Properties Inc. protecting Landlord and Big Greene Eagle, Inc., and Tenant against any liability whatsoever occasioned by accident on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies satisfactory to Landlord, and the limits of liability thereunder shall not be less than FIVE HUNDRED THOUSAND DOLLARS ($500,000) in respect of property damages, in the amount of ONE MILLION DOLLARS ($1,000,000) in respect of any one person. Such insurance may be carried under a blanket policy covering the demised premises. Prior to the time each insurance is first required to be carried by Tenant, and thereafter, at least fifteen (15) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance provided said certificate contains an endorsement that such insurance may not be cancelled except upon ten (10) days notice to Landlord, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any and all of the remedies as provided in this Lease in the event of Tenant's default.

47. PERMITS. Tenant covenants that Tenant will not use or suffer or permit any person to use the demised premises for any unlawful purpose. Tenant further covenants and agrees to obtain and maintain throughout the term of this Lease, at the Tenant's sole cost and expense, any and all licenses and permits which may be necessary for the Tenant" conduct of business at the demised premises, from any and all governmental authorities having jurisdiction of the demised premises and over the use of the demised premises as permitted herein.

Tenant further covenants to comply with applicable laws, resolutions, codes, rules and regulations of any department, bureau, agency, or any governmental authority having jurisdiction over the operation, occupancy, maintenance, and use of the demised premises for the purposes set forth herein. Tenant will indemnify and save Landlord harmless from and against any claims, penalties, loss, damages or expense imposed by reason and regulations of governmental authorities having jurisdiction thereof related to Tenant's use and occupancy. Landlord represents that it will maintain at least a Temporary or Certificate of Occupancy per permitted use of the building.

48. EASEMENT FOR PIPES. Tenant shall permit Landlord upon eight (8) hours notice to include description of extent of disruption to erect, use, maintain and repair pipes, ducts, cables, conduits, plumbing, vents and wires in, to and throughout the demised premises to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the demised premises are located or to the extent necessary to accommodate the requirements of other tenants in the building, and provided such work shall not unreasonably interfere with the normal conduct of business.

49. At any time, and from time to time, within ten (10) days after written request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgagee or purchaser, or any proposed mortgagee, assignee of any mortgagee or purchaser, or any other person, firm or corporation specified by Landlord:

a) That this lease is unmodified and in full force and effect (or, if there has been modification, that same is in full force and effect as modified and stating the modifications)

b) Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and

c) The dates, if any to which the rental and other charges hereunder have been paid in advance.

50. INDEMNITY. Tenant agrees to indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any work or thing whatsoever done by or on behalf of Tenant, in or about the demised premises, and will further indemnify and save harmless Landlord (except owner's negligence) against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed, pursuant to the terms of this lease, or arising from any act or negligence of Tenant, or of any of its agents, contractors, servants, employees or licensees, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend at Tenant's sole cost and expense, such action or proceeding by counsel reasonably satisfactory to Landlord. Owner likewise indemnifies and holds harmless Tenant regarding Owners acts and obligations hereunder

51. EXCULPATORY CLAUSE. If the Landlord or any successor in interest be an individual, joint venture, tenancy-in-common, copartner ship, unincorporated association, or other unincorporated aggregate of individuals (all of which are referred to below, individually and collectively, as an "unincorporated Landlord"), then, anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such unincorporated Landlord in the land and building, including the assets derived therefrom, of which the leased premises are a part, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the lease to be observed and/or performed by Landlord, and no other property or assets of such unincorporated Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

52. COVENANT AGAINST LIENS. Notwithstanding anything herein before contained to the contrary, Tenant shall not do or permit any act or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Landlord in any portion of the building of which the demised premises form a part. If, because of any mechanic's or other liens, charge or order for the payment of money shall be filed against Landlord or any portion of the premises of which the demised premises is a part (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing thereof, and the Tenant shall personally indemnify and save harmless Landlord against and from all costs, liabilities, suits penalties, claims and demands including reasonable counsel fees resulting therefrom. If Tenant fails to comply with the foregoing provision, Landlord shall have the option of discharging or bonding any such lien, charge or order and the Tenant agrees to reimburse Landlord (as additional rent) with interest at the rate of fifteen percent (15%) per annum promptly upon

demand. All material men, contractors, artisans, mechanics, laborers and other persons now or hereafter contracted with tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the premises of which demised premises form a part at anytime from the date hereof until the end of the demised term are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same.

53. POSSESSION: Tenant at the end of the lease term to deliver premises in broom clean condition to landlord normal tear and were acceptable.

54. INCREASE IN REAL ESTATE TAXES: The Tenant agrees to pay as additional rent during the term of this lease and any and all renewal extensions and modifications hereof **1.3% percent** of any increase in the Real Estate Taxes and assessments assessed against said property for over and above the base year (**2009/2010**) whether the increase in taxation results from higher tax rate or an increase in the assessed valuation of the said property. Such payment should be made by the Tenant within 10 (ten) days after the Landlord shall make any tax payment and shall bill the Tenant for any part thereof which may be payable by the Tenant, as in this paragraph provided. In the event that the Tenant fails to make any payment of taxes or assesses aforesaid, the Landlord shall be entitled with respect thereto, to any and all remedies to which the Landlord be entitled for default in the payment of rent.

55. In the event that the Landlords Tax Liability for the Base Year is reduced as a result of any appropriate proceeding, Landlord shall have the right to adjust the amount of the additional rent due from Tenant from any year in which Tenant agrees to pay the amount of said adjustment of the next rent installment day immediately following receipt of a written statement from Landlord setting forth the amount of said adjustment, including a copy of relevant tax bills. With respect to any period at the expiration of the term of this lease which shall constitute a partial tax year, Landlord's statement shall apportion the amount of the additional rent hereunder. The obligation to the Tenant in respect of such additional rent applicable for the last year of the term of this lease of part thereof shall survive the expiration of the term of this lease.

56. The Term Real Estate Taxes: as used in this Article shall mean and include all taxes, assessments, water and sewer rents, rates and charges of other governmental charges of any kind and nature whatsoever which at any time during the term of this lease may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect of, or become a lien on the land and building of which the demised premises form a part.

The term "BASE YEAR" as used in this article shall mean the fiscal year 2009/2010 (Beginning July 1, 2009 and ending June 30, 2010).

Subject to the further provisions of this article, Landlord shall be under no obligation to contest the taxes or the assessed valuations of the land and/or building for any tax

year, or to refrain from contesting same. If landlord undertakes to contest the taxes or the valuations of the land or

the building, it will prosecute such claim with due diligence and will use its best efforts in regard thereto and may settle any such contest on such terms as the Landlord considers proper. Upon Tenants request, made on or before the 30th day before the last day to file an application to correct the assessments for the tax year. Landlord shall notify Tenant whether or not Landlord will contest such assessments. if landlord's notice states that Landlord will not contest such assessments or if Landlord shall not have filed an application contesting such assessments by the 20th day before the last day to do so (of which fact Landlord shall, upon Tenant's request, notify Tenant) tenant upon giving landlord notice that it is doing so, may contest such assessments and thereafter institute all proper proceedings in regard thereto and with due diligence and using best efforts and subject to the further provisions of this article, may prosecute applications and proceedings (herein collectively called proceedings) to final determination or settlement, or may discontinue the same either in its own name or in the name of the Landlord. If after Tenant's request landlord shall notify Tenant by the aforementioned 30th day that is intended to contest such assessments or shall not actually file an application contesting such assessments by the 20th day before the last day to do so, Landlord shall be deemed to have elected to do so and Tenant may thereupon proceeding accordance with the provisions of this Article. Landlord shall fully cooperate with Tenant and on request, shall supply Tenant with such information, data and executed and other documents as may be reasonable required to institute and prosecute such proceedings to final determination, or to discontinue or settle the same, and to procure any refund thereon. Tenant shall pay all of the costs and expenses of the proceedings and shall indemnify and save harmless Landlord against all such costs and expenses (including experts, and attorneys fees) of such proceedings from any refund (including interest thereon) which may be recovered and the balance shall be paid to Landlord, after deducting Tenant's proportionate share thereof. Tenant shall keep Landlord advised of the status of such proceedings at all times and shall consult with landlord before discontinuing or settlement the same. At any time prior to the conclusion of such proceeding, Landlord by notice to Tenant, may (but shall not be obligated to) take over proceedings. In such case, Landlord shall reimburse Tenant in the amount of Tenants cost and expenses in connection with the proceedings. Thereupon, Landlord shall conduct, settle, or discontinue in all respects as if Landlord had initially instituted the proceedings under this article, Landlord agree to keep Tenant advised of the state of such proceedings at all times and shall consult with the Tenant before discontinuing or settling the same,

With respect to any period at the expiration of the term of this Lease, which shall constitute a partial month, Landlord's Statement shall apportion the amount of the additional rent due hereunder. The obligation of the Tenant in respect to such additional rent applicable for the last month of the term of this Lease or pat thereof shall survive the expiration of the term of this Lease.

57. INCREASE IN INSURANCE COSTS: For purposes of this Article, the parties have agreed as follows:

a) the term "REAL PROPERTY" shall mean collectively the land and building of which the demised premises are a part;

b) the term "INSURANCE COSTS" shall mean the cost of insurance maintained by Landlord covering the "REAL PROPERTY" of which the demised premises form a part; and

c) The term "BASE INSURANCE COSTS" shall mean the sum equal to the total insurance costs for the year: 2010 for the Policy of insurance maintained by Landlord on the date of this Lease.

If, in any year, during the term of this Lease or any renewal or extension thereof, INSURANCE COSTS shall be increased over and above the BASE INSURANCE COSTS, Tenant covenants and agrees to pay Landlord, as additional rent, a sum equal to: **1.3 % percent** of such increase for 110 Greene Street "The Soho Building" on the rent installment day immediately following receipt of "Landlord Statement" (as hereinafter defined).

Landlord may, at any time, deliver to Tenant a written statement ("Landlord's Statement") containing a computation of the increase above BASE INSURANCE COSTS and the amount of Tenant's share thereof. The failure of the Landlord to deliver a Landlord's Statement, as provided above, shall not prejudice nor waive the right of Landlord to deliver such statement for any subsequent year, nor from including in such statement, as additional rent, Tenant's share of any increases for any year in which no "Landlord's Statement" was delivered to Tenant, but for which Tenant was otherwise obligated to pay such additional rent.

With respect to any period at the expiration of the term of this lease, which shall constitute a partial year, Landlord's Statement shall apportion the amount of the additional rent due hereunder. The obligation of the Tenant in respect of such additional rent applicable for the last year of the term of this lease or part thereof shall survive the expiration of the term of this Lease.

58. INCREASE IN FUEL (GAS HEATING) COSTS: For the purpose of this Article, the parties have agreed as follows:

a) the term "REAL PROPERTY" shall mean collectively the land and building of which the demised premises are a part;

b) the term "FUEL COSTS" shall mean the cost of fuel purchased by Landlord for consumption within the "REAL PROPERTY" of which the demised premises form a part; and

c) The term "BASE FUEL COSTS" shall mean the sum equal to the fuel costs for the year 2010.

If, in any year during the term of this Lease or any renewal or extension thereof, FUEL COSTS shall be increased over and above the BASE FUEL COSTS, Tenant covenants and agrees to pay to the Landlord as additional rent, a sum equal to **1.3 % percent** of such increase for 110 Greene Street "The Soho Building", on the rent installment day immediately following receipt of "Landlord's Statement" (as hereinafter defined)

Landlord may, at any time, deliver to Tenant a written statement ("Landlord's Statement") containing a computation of the increase above the BASE FUEL COSTS and the amount of Tenant's share thereof. The failure of the Landlord to deliver a Landlord's Statement as provided above, shall not prejudice nor waive the right of Landlord to deliver such statement for any subsequent year, not from including in such statement, as additional rent, Tenant's share of any increase for any year in which no Landlord's Statement was delivered to Tenant, but for which Tenant was otherwise obligated to pay such additional rent.

With respect to any period at the expiration of the term of this Lease, which shall constitute a partial year, Landlord's Statement shall apportion the amount of the additional rent due hereunder. The obligation of the Tenant in respect to such additional rent applicable for the last year of the term of this Lease or part thereof shall survive the expiration to the term of this Lease.

59. INCREASE IN BUILDING ELECTRIC COSTS: For the purpose of this Article, the parties have agreed as follows:

d) the term "REAL PROPERTY" shall mean collectively the land and building of which the demised premises are a part;

e) the term "BUILDING ELECTRIC COSTS" shall mean the cost of electric purchased by Landlord for consumption within the "REAL PROPERTY" of which the demised premises form a part; and

f) The term "BUILDING BASE ELECTRIC COSTS" shall mean the sum equal to the electric costs for the year 2010.

If, in any year during the term of this Lease or any renewal or extension thereof, BUILDING ELECTRIC COSTS shall be increased over and above the BUILDING BASE ELECTRIC COSTS, Tenant covenants and agrees to pay to the Landlord as additional rent, a sum equal to
1.3 % percent of such increase for 110 Greene Street "The Soho Building", on the rent installment day immediately following receipt of "Landlord's Statement" (as hereinafter defined)

Landlord may, at any time, deliver to Tenant a written statement ("Landlord's Statement") containing a computation of the increase above the BUILDING BASE ELECTRIC COSTS and the amount of Tenant's are thereof. The failure of the Landlord to deliver a Landlord's Statement as provided above, shall not prejudice nor

waive the right of Landlord to deliver such statement for any subsequent year, not from including in such statement, as additional rent, Tenant's share of any increase for any year in which no Landlord's Statement was delivered to Tenant, but for which Tenant was otherwise obligated to pay such additional rent.

With respect to any period at the expiration of the term of this Lease, which shall constitute a partial year, Landlord's Statement shall apportion the amount of the additional rent due hereunder. The obligation of the Tenant in respect to such additional rent applicable for the last year of the term of this Lease or part thereof shall survive the expiration to the term of this Lease.

60. Landlord reserves right to bill Tenant monthly for estimated operating and real estate taxes. (Such estimated taxes shall be based on the previous year). Landlord shall reconcile operating and real estate taxes within 60 days of the end of their respective years, calendar or fiscal.

61. DISTURBING NOISES AND ODORS: Tenant shall not cause or permit, or allow for any unusual or loud or disturbing noise or odors (collectively "NOISE") to emanate from the demised premises, nor do or permit anything to be done that will interfere with the rights, comforts and convenience of other tenants or disturb or annoy any other occupants of the building of which the demised premises are a part. Tenant will within five (5) days after written notice from Landlord, install at its sole cost and expense, reasonable control devices or procedures to eliminate such NOISE, if any. If such condition is not remedied within such five (5) day period, Landlord may, at its discretion (a) correct such condition and thereafter add the cost and expense incurred by Landlord therefore to the next monthly rent installment to become due as additional rent, and Tenant shall pay said amount as additional rent, or (b) treat such failure on the part of the Tenant to eliminate such NOISE as a material default hereunder entitling Landlord to any and all of its remedies pursuant to the terms of this Lease. If the Landlord requires Tenant to install reasonable control devices or procedures to eliminate such NOISE, the material, size and location of such installations shall be subject to Landlord's prior written approval, which approval will not be unreasonably withheld. Such work shall not be commenced until plans and specifications therefore have been submitted to and approved by the Landlord.

62. ADDENDA TO ARTICLE 6 – REQUIREMENTS OF LAW, FIRE INSURANCE, ETC. Landlord agrees at all times during the term of this Lease to maintain fire insurance covering the building of which the demised premises form a part, in an amount acceptable to the mortgagee, if any, and if there be no such fire insurance will not cover the Tenant's property and improvements or contents in the demised premises and Landlord shall have no liability or responsibility to repair, rebuild or replace any property belonging to Tenant in the event of a casualty.

63. There will be no construction, decoration, signs or lettering whatsoever on walls or doors of the exterior of the Tenant's demised premises without the Landlord's prior written approval and permission not to be unreasonably withheld or delayed.

64. Tenant agrees that the Landlord may make a demand for rent sufficient to satisfy demand requirements of REAL PROPERTY ACTIONS AND PROCEEDINGS LAW, by mailing a written demand to the demised premises by certified and regular mail. Tenant hereby designates _______________ as Tenant's representative for purpose of this Lease, located at Tenant's address set forth on the first page of this Lease, telephone ______________. Tenant will notify Landlord within five (5) days of any change of Tenant's designated representative.

65. MODIFICATIONS FOR MORTGAGES. If, in connection with obtaining financing or refinancing for the Building of which the demised premises form a part, a banking, insurance or other institution lender shall request reasonable modifications to this Lease as a condition to such refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the said building) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification, termination or surrender of this Lease be deemed to materially adversely affect the leasehold interest hereby created.

a. BROKER. Each of Landlord and Tenant hereby represents and warrants to the other that they have dealt with Scott Bennett from Prime Manhattan Realty as broker ("Broker") in connection with the execution of this Lease or the showing of the demised premises, and each agrees to hold and save the other harmless from and against any and all liabilities form any claims of any broker claiming through or on account of the other party (including, without limitation, reasonable counsel fees and disbursements in connection with the defense of any such claims) other than Broker..

66. SAVING PROVISION. If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

67. LEASE NOT BINDING UNLESS EXECUTED. Submission by Landlord of the within Lease for execution by Tenant, shall confer no rights nor impose any obligation on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

68. ENTIRE AGREEMENT. No earlier statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or cancelled except by writing subscribed by all the parties.

69. SECURITY DEPOSIT. The Tenant will maintain a security deposit not less than $ 17,017.68 (Three Months) of the base rent for each year. Security deposit is to increase accordantly with the steps in the lease base rent and to be held by Landlord until the end of this agreement. Provided that the Tenant has fulfilled its obligations under this Lease the Landlord will return the security deposit to the Tenant within 30 days after the Tenants vacated together with interest, if any, earned thereon to the extent required by law.

70. TRANSFER OF DEPOSIT. In the event of a sale of the SOHO Building subject to this Lease, Landlord shall have the right to transfer this security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant shall look to the new Landlord solely for the return of the said security so long as Landlord provides Tenant with written notice of the name and address of the assignee Landlord prior to or simultaneously with the transfer of said security deposit. This provision shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord except in connection with any permitted assignment of this Lease. In the event of any authorized assignment of this Lease, the said Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee and Landlord shall have no further liability with respect to the return of said Security Deposit to Tenant.

71. PERMITTED ASSIGNMENTS AND SUBLETTING:

(a) If Tenant shall request Landlord's consent to any assignment or sublease, Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including the reasonable out-of-pocket costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable out-of-pocket legal costs incurred, whether or not any requested consent is granted.

(b) No subletting shall be of less than the entire Premises. As used herein, each subletting, licensing or other occupancy of the Premises whether by Tenant or any person claiming by, through or under Tenant is herein called a "subletting" or "sublease" as may be applicable. Further, each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to any other subtenant and/or acceptance of rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain

fully liable for the payment of the due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting (including, without limitation any extensions or renewals of any initial subletting) of the Premises by Tenant, or any person claiming through or under Tenant, shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article.

(c) With respect to each and every sublease or subletting, it is further agreed:

1. No subletting shall be for a term ending later than one day prior to the expiration date of this lease;
2. No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and
3. Each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that, in the event of termination, re-entry, or dispossess by Landlord under this lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sub landlord under such sublease, and such subtenant shall, at Landlord's option, attorney to Landlord pursuant to the then executor provisions of such sublease, except that Landlord shall not: (i) be liable for any previous act or omission of Tenant under such sublease; (ii) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant; (iii) be bound by any modification of such sublease not consented to by Landlord in writing or by any prepayment of more than one month's then due; or (iv) obligated to return any security deposit not actually received by Landlord.

(d) Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained in this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Minimum Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the and for the other obligations of this lease on the part of Tenant to be performed or observed.

(e) If Tenant is a corporation, partnership or other entity, the provisions of this Article shall apply to a transfer (by one or more transfers) of a controlling interest of Tenant, as if such transfer of a controlling interest of Tenant were an assignment of this lease.

(f) The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this lease on Tenant's part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

CONDITIONS TO SUBLETTING Any such subletting shall be subject to the following terms and conditions:

(1) Tenant shall have delivered to Landlord a Transfer Statement (as such term is herein defined);

(2) with respect to a sublease, the Premises shall not, without Landlord's prior written consent (which consent may be withheld by Landlord in its sole and absolute discretion), have been listed or otherwise publicly advertised for subletting at a rental rate less than the higher of (a) Rent then payable with respect to such space, or (b) the prevailing rental rate set by Landlord for space in the area of the Premises nor shall Tenant advise any broker, agent, finder or prospective subtenant that Tenant intends to sublet the Premises at a rate less than the above rates;

(3) Tenant shall not have advertised or publicized the availability of the Demised Premises without prior notice to and approval by the Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental;

(4) No default under this lease by Tenant shall have occurred and be continuing;

(5) in Landlord's sole judgment, the proposed assignee or subtenant (and their respective principals) shall: (A) be a reputable entity of good character and otherwise shall have a financial standing (taking into consideration the obligations of the proposed subtenant or assignee under the proposed sublease or assignment), (B) be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with the permitted uses and the standards with respect to the Unit and Building, as determined by Landlord in its sole discretion, (C) not have a history of landlord/tenant disputes, (D) not compete or interfere with the business of any other occupant of the Unit and Building, and (E) be compatible with the tenant mix of the Unit, as determined by Landlord in its sole discretion;

(6) the proposed assignee or subtenant shall not be a person or entity with whom Landlord is then negotiating, or has, in the past six (3) months, negotiated with, to lease space in the Building or any other building owned by Landlord or an affiliate of Landlord;

(7) the proposed assignee or subtenant (or its or their affiliates) shall not then be a tenant or other occupant of the Building or of any other building owned by Landlord or an affiliate of Landlord;

(8) the proposed assignee or subtenant shall not be entitled, directly or indirectly, to any claim of diplomatic or sovereign immunity and all such assignees and subtenants shall be subject to the service of process in, and the jurisdiction of, the Courts of the State of New York;

(9) in Landlord's sole judgment, the character of the business to be conducted or the proposed use of the Premises by the proposed assignee or subtenant (A) shall not likely to increase Landlord's operating expenses for the Unit beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies then being sought for the Unit by Landlord; (B) shall not violate any provisions or restrictions contained in any other lease or instrument affecting the Unit; (C) shall not increase the burden on existing cleaning services or elevators over the burden prior to such proposed assignment or subletting; and (D) shall be consistent with the standards of the Unit and Building, as determined by Landlord in its sole discretion;

(10) any assignment or subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this lease and the further condition and restriction that the lease or sublease shall not be assigned, encumbered or otherwise transferred or the assigned or subleased premises further sublet by the subtenant in while or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall be granted or denied by Landlord in accordance with provisions of this Article;

(11) each assignee shall, in an instrument satisfactory to Landlord, assume all of the terms, covenants and conditions of this Lease on the part of the "Tenant" to be observed or performed from and after the effective date of such assignment, but such assumption shall not relieve the then "Tenant" or any prior assignee from any liability under this lease, whether before or after said effective date;

(12) any subletting shall end no later than one (1) day before the Expiration Date (as extended by any renewal option theretofore exercised by Tenant) and shall

not be a term of less than five (5) years unless it commences less than five (5) years before the Expiration Date; any subletting must be of the entire Premises, the subletting or assignment must comply with all requirements of law;

(13) Tenant shall reimburse Landlord on demand by notice from Landlord for any and all costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, any processing fee, reasonable attorneys' fees and disbursements and the costs of making investigations as to the acceptability of the proposed subtenant; and

(14) Landlord's consent to any assignment or sublease shall not release Tenant (or any assignee or subtenant) from the obligation to obtain Landlord's consent to any other or further assignment of this lease or of such sublease or of any other or further sublease of all or part of the Premises.

CONSIDERATION FROM ASSIGNMENT OR SUBLEASE

Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting and Tenant shall either (i) receive any consideration from its assignee (other than a successor corporation) in connection with the assignment of this Lease, Tenant shall pay over to Landlord so much, if any, of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant's property in the Premises, less the then net unamortized or und depreciated cost thereof determined on the basis of Tenant's federal income tax returns, or if Tenant does not file such returns, on the same basis as carried on Tenant's books) as shall exceed the brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such assignment or (ii) sublet the Premises or any portion thereof to anyone for rents, additional charges, or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase of Tenant's property in the Premises, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns or, if Tenant does not file such returns, on the same basis as carried on Tenant's books) which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, Tenant shall pay Landlord, as Additional Rent, such excess less brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such subletting. All sums payable to Landlord pursuant to this Section shall be paid on the effective date of such assignment or sublet and all sums payable to Landlord pursuant to subdivision (ii) of this Section shall be paid on the date or dates such sums are payable to Tenant by the subtenant.

72. First Right of Refusal: In the event the Jason space because available Landlord will present to tenant the option to expand into the space tenant has 30 day to accept the

space after Landlord offers it to tenant: If tenant do not respond or wish to reject the space Landlord is free to rent to others: the space is to be priced at Market price when Landlord presents it to Tenant:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease as of the day and year first above written.

Date:
For LANDLORD
Big Greene LLC by Big Greene Eagle, Inc.
By: ______________________________
R .Anthony Goldman
President

Date:
TENANT: Golden Empire, LLC

By: ______________________________
Name: Greg Cohen
Title: President

Big Greene Eagle, Inc
110 Greene Street Suite 500
New York, NY 10012
Tel. 212 226-3100
Fax. 212 941-9835

March 25, 2010

Re: Landlord Work Letter for Suite 403

Exhibit (B)

The Landlord will do the Following work for the Lease Between Big Greene Eagle, Inc and Golden Empire, LLC

- Deliver Space with proper Lighting and Electrical outlets.
- Build one Glass office as per Plan B as indicated
- Install two new Doors with Glass in the two offices
- Install Glass on the existing Sheetrock walls as indicated in Plan B.
- Paint the space White and Paint the Existing floor white with epoxy paint.
- Install a Kitchenette.

Big Greene Eagle, Inc,

Zack Tagani
Property Manager
As Agent for: Big Greene, LLC

Golden Empire, LLC
~~Onset Capital, LLC~~

President.

LIMITED GUARANTY

ISSUED IN CONNECTION WITH A LEASE DATED MARCH 18th , 2010 BY AND BETWEEN **BIG GREENE EAGLE, INC.**, AS LANDLORD, AND **GOLDEN EMPIRE, LLC** AS TENANT.

The undersigned Greg Cohen ("Guarantor") in consideration of the leasing of the Demised Premises described in the Lease ("Lease") to the above named Tenant ("Tenant") dated March 18th, 2010 does hereby covenant and agree as follows:

A. The undersigned does hereby guarantee the full, faithful and timely payment and performance by Tenant of all the payments, covenants and other obligations of Tenant under or pursuant to the Lease. If Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant, under or pursuant to the Lease, then the undersigned, shall on notice of the Landlord fully and promptly, and will and truly, pay all rent, sums, costs and charges to be paid by Tenant, and perform all the other covenants and obligations to be performed by Tenant, under or pursuant to the Lease, and in addition shall on Landlord's notice, pay to Landlord any and all sums due to Landlord, including (without limitation) all interest on past due obligations of Tenant, costs advanced by Landlord and damages and all expenses (including attorneys' fees and litigation cost), that may arise in consequence of Tenant's default. Notwithstanding anything contained herein to the contrary, provided Tenant has delivered to Landlord (3) month's prior written notice ("Tenant's Notice") that it intends to: (i) deliver possession of the Demised Premises to Landlord in the condition required at the expiration of this lease, vacant and free of all tenants, persons in possession and all liens; and (ii) delivers to Landlord all unpaid Fixed Annual Rent, additional rent and all other sums and charges which shall have accrued under the terms of this Lease, at any time up to and including such delivery of possession (in good funds which shall be lawful money of the United States of America) and Tenant complies with the provisions of the foregoing (i) and (ii) on or before the date set forth in Tenant's Notice, in each case, without being subject to cancellation, rescission or avoidance under any bankruptcy, insolvency or other statutes or decisions of any court, all of the obligations of Guarantor accruing under this Guaranty after the date set forth in Tenant's Notice shall thereupon expire and terminate. Nothing contained in this Paragraph or elsewhere herein shall release Tenant from any liability under the Lease. If any payment by Tenant or Guarantor shall be canceled, set aside, rescinded or avoided in any bankruptcy or insolvency or other action or proceeding, this Guaranty shall be automatically reinstated to the extent such payment would have been covered by this Guaranty.

B. A separate action or actions may, at Landlord's option, be brought and prosecuted against the undersigned, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and the undersigned may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease. The undersigned waives any right to require Landlord to proceed against Tenant or pursue any other remedy in Landlord's power whatsoever, any right to complain or delay in the enforcement of

Landlord's rights under the Lease, and any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant, or otherwise.

C. The Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or subletting, concession franchising, licensing or permitting under the Lease. The undersigned agrees that the liability of the undersigned hereunder shall be based upon the obligations of Tenant set forth in the Lease. For the purpose of the Guaranty and the obligations and liabilities of the undersigned hereunder, "Tenant" shall be deemed to include any and all concessionaires, licensees, franchisees, department operations, assignees, subtenants, permitted or others directly or indirectly operating or conducting a business in or from the Demised Premises, as fully as if any of the same were the named Tenant under the Lease.

D. The Guarantor's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral at any time given the security for Tenant's obligations (including other guaranties) and/or released Tenant from the performance of its obligations under the Lease.

E. This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant, of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise.

F. The Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Landlord, Tenant and the Guarantors. Landlord may, with notice, assign this Guaranty in whole or in part.

G. This Guaranty shall be governed by, and construed in accordance with the laws of the State of New York. Guarantor hereby waives any right to trial by jury in any action or proceeding arising out of this Guaranty and will pay reasonable attorneys' fees, court costs and other expenses incurred by Landlord in enforcing or attempting to enforce this Guaranty.

H. All terms and provision herein shall inure to the benefit of the assigns and successors of Landlord and shall be binding upon the assigns and successors of Guarantors.

I. The undersigned agrees to submit to personal jurisdiction in the State of New York, County of New York, in any action or proceeding arising out of the Guaranty. Guarantor hereby irrevocably and unconditionally appoints __________________. With a business address at 110 GREENE STREET SUITE 403, NEW YORK, and N.Y. 10012 as agent ("Agent") for service of process in connection with this Guaranty. The Agent may delegate another person for service of process upon written notice sent to Landlord by certified mail, return receipt requested, at Landlord's address designated for notices pursuant to the Lease.

J. This Guaranty does not modify the terms of the Lease of Guaranty and nothing herein contained shall relieve Tenant from any liability there under in accordance with the terms of the Lease of Guaranty.

Guarantor: ____________________

Print Name: Greg Cohen

Social Security #: 356-56-8936

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Address

On the 25th day of March, 2010 , before me personally came Gregory Cohen to me known and known to be the individual described in and who executed the foregoing instrument; and she thereupon acknowledged to me that she executed the same

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Notary Public

LYDIA Y. HUANG
Notary Public, State of New York
No. 01HU6040444
Qualified in New York County
Commission Expires April 24, 2010